As filed with the Securities and Exchange Commission on December 11, 2001

                                                      REGISTRATION NO. 333-17565
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------



                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          RENAISSANCE WORLDWIDE, INC.

             (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                             04-2920563
  (State or other Jurisdiction         (I.R.S. Employer Identification No.)
of Incorporation or Organization)


                                52 SECOND AVENUE
                               WALTHAM, MA 02154
          (Address of Principal Executive Offices, including Zip Code)
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                       THE REGISTRY, INC. 1996 STOCK PLAN
              THE REGISTRY, INC. 1996 EMPLOYEE STOCK PURCHASE PLAN
             THE REGISTRY, INC. 1996 ELIGIBLE DIRECTORS STOCK PLAN
             1994 STOCK OPTION PLAN OF APPLICATION RESOURCES, INC.
                              (full title of plan)
                            -----------------------

                                 G. DREW COMPANY
                     President and Chief Executive Officer
                          Renaissance Worldwide, Inc.
                                52 Second Avenue
                               Waltham, MA  02154
                                  781-290-3000
           (Name, Address and Telephone Number of Agent for Service)
           ---------------------------------------------------------

                  Please send copies of all communications to:
                             KEITH F. HIGGINS, ESQ.
                                  Ropes & Gray
                            One International Place
                                Boston, MA 02110
                                  617-951-7000

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

     Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, the Registrant hereby de-registers any and all shares of Common Stock originally registered hereunder which have not been issued. The Registry, Inc. 1996 Stock Plan, The Registry, Inc. 1996 Employee Stock Purchase Plan, The Registry, Inc. 1996 Eligible Directors Stock Plan and the 1994 Stock Option Plan of Application Resources, Inc., pursuant to which the shares would have been issued, have either expired by their terms or have been terminated and no additional shares may be issued or sold under such plans.

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

                                   SIGNATURE


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on this 11th day of December, 2001.




RENAISSANCE WORLDWIDE, INC.

/s/ G. Drew Conway
----------------------

By:  G. Drew Conway
     President, Chief Executive Officer and Director


     Pursuant to the Requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated.


Signature                 Capacity                        Date
---------                 --------                        ----
/s/ G. Drew Conway
-----------------------   President, Chief Executive      December 11, 2001
G. Drew Conway            Officer (Principal Executive
                          Officer) and Director

/s/ Joseph P. Fargnoli
-----------------------   Chief Financial Officer         December 11, 2001
Joseph P. Fargnoli        (Principal Financial and
                          Accounting Officer)

/s/ Robert P. Badavas
-----------------------   Director                        December 11, 2001
Robert P. Badavas

/s/ Paul C. O'Brien
---------------------     Director                        December 11, 2001
Paul C. O'Brien

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